Exhibit 10.15(b)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

AMENDMENT NO. 5 TO LOAN ORIGINATION AGREEMENT

October 30, 2018

Steve, Representatives of your client, GreenSky, LLC, formerly known as GreenSky Trade Credit, LLC (herein “GreenSky”), and representatives of my client, Regions Bank (herein “Regions”), and you and I, have had discussions over the past several weeks concerning amending the Loan Origination Agreement entered into by GreenSky and Regions on November 25, 2014 (herein “Loan Origination Agreement”) in order to [*****] the time period contained in Article V Section 5.01(b)(iii) from [*****] to [*****] and to delete Article VI Section 6.06. We have now agreed to [*****] the time period contained in Article V Section 5.01(b)(iii) to [*****] and to delete Article VI Section 6.06.

Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Regions and GreenSky agree that the Loan Origination Agreement is hereby amended to: (1) [*****] the time period contained in Article V Section 5.01(b)(iii) to [*****] by deleting the terms “[*****]” contained in Article V Section 5.01(b)(iii) and replacing those terms with the terms “[*****]”; and (2) delete Article VI Section 6.06. Greensky and Regions also specifically agree that this email/electronic communication together with the below electronic signatures constitutes “a writing executed by both parties” that fully satisfies the requirements of Article VII Section 7.01 of the Loan Origination Agreement. [*****].

Exhibit 10.15(b)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

IN WITNESS WHEREOF, GreenSky and Regions have caused this amendment to the Loan Origination Agreement to be duly executed by their respective officers who each have the authority to enter into the same.

GreenSky, LLC
By:     /s/ Steven Fox
Name: Steven Fox
Title: Executive Vice President & Chief Legal Officer

Regions Bank
By:     /s/ Jeffrey A. Lee
Name:     Jeffrey A. Lee
Title: Executive Vice President & Deputy General Counsel